Exhibit 5.1

April 29, 2015

Intrepid Potash, Inc.

707 17th Street, Suite 4200

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as special counsel to Intrepid Potash, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries listed as co-registrants in the Registration Statement (each a “Guarantor” and collectively the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (a) common stock, par value $0.001 per share (“Common Stock”); (b) preferred stock, par value $0.001 per share (“Preferred Stock”); (c) senior debt securities in one or more series (“Senior Debt Securities”) and subordinated debt securities, in one or more series (together with the Senior Debt Securities, the “Debt Securities”) which may be guaranteed (the “Guarantees”) by one or more of the Guarantors; and (d) warrants or other rights to purchase Common Stock, Preferred Stock or Debt Securities or other securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (such warrants or other rights, “Warrants”) (all of the foregoing, the “Securities”). An indeterminate amount of the Securities may be offered at indeterminate prices from time to time by the Company and the Guarantors as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus filed pursuant to Rule 415 under the Act.

The Debt Securities will be issued under an Indenture to be dated on or about the date of the first issuance of Debt Securities thereunder between the Company and Wells Fargo Bank, N.A. (the “Trustee”) in the form filed as Exhibit 4.6 to the Registration Statement (as supplemented from time to time, the “Indenture”), and which may include Guarantees. The Warrants will be issued under a warrant agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement (including all exhibits thereto) and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and the Guarantors and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate as a basis for rendering the opinions expressed herein.  In our examination of the foregoing, we have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents.  If any documents we examined in printed, word processed or similar form have been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company and the Guarantors.

We also have assumed that: (a) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee, enforceable against it in accordance with its terms; and (b) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against it in accordance with its terms.

We have assumed further that: (a) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will have been duly authorized, executed and delivered by the Company and the Trustee and will continue to be in full force and effect and will not have been terminated or rescinded by the Company, the Guarantors or the Trustee; (b) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Warrant Agent; and (c) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor.

Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that:

1.                                      With respect to the Common Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Common Stock, (b) due filing of a certificate of amendment to the Restated Certificate of Incorporation of the Company, if necessary, and (c) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant, the Common Stock will be validly issued.

2.                                      With respect to the Preferred Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a certificate of amendment to the Restated Certificate of Incorporation of the Company, if necessary, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant, the Preferred Stock will be validly issued.

3.                                      With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture or upon the exercise of a Warrant, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.                                      With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Warrants, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)                                 Our opinions herein reflect only the application of (i) applicable New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion), (ii) the Federal laws of the United States of America (excluding the federal securities, environmental, employee benefit, pension, tax and antitrust laws, as to which we express no opinion), and (iii) to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)                                 Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(c)                                  Our opinions herein are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities, that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence or reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)                                 We express no opinion as to:

(i)                                     the enforceability of any provision in any Indenture, Warrant Agreement, Subscription Agreement or other agreements purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations and statute of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (G) govern choice of law or conflict of laws, (H) provide for a judgment in a currency other than United States Dollars, or (I) provide for or grant a power of attorney.

(ii)                                  the enforceability of (A) any rights to indemnification or contribution provided for in any Indenture, Warrant Agreement, Subscription Agreement or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights, (B) any provision in any Indenture, Warrant Agreement, Subscription Agreement or other agreements relating to attorneys’ or trustees’ fees, and (C) any provision in the Indenture whose terms are left open for later resolution by the parties.

(f)                                   You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus.

In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP